UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 8, 2019

CONSTELLATION BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-08495	16-0716709
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

207 High Point Drive, Building 100, Victor, NY 14564
(Address of principal executive offices)              (Zip Code)

Registrant’s telephone number, including area code   (585) 678-7100

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock	STZ	New York Stock Exchange
Class B Common Stock	STZ.B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 9, 2019, Constellation Brands, Inc. (“Constellation” or the “Company”) issued a news release announcing (i) the promotion of Garth Hankinson to Executive Vice President and Chief Financial Officer of the Company, effective January 13, 2020, and (ii) the resignation of David Klein as the Company’s Executive Vice President and Chief Financial Officer, also effective January 13, 2020. On December 8, 2019, Mr. Klein notified Constellation that he had accepted the role of Chief Executive Officer of Canopy Growth Corporation, which had been offered to him by the Board of Directors of Canopy Growth Corporation, and that he intends to start on January 14, 2020.

Mr. Hankinson, age 51, joined the Company in October 2001 as the Company’s Manager of Corporate Development. Since then, he has served in roles of increasing responsibility with the Company. From March 2004 until October 2007, he served as the Director of Corporate Development. From October 2007 until October 2009, Mr. Hankinson served as the Vice President, Business Development for Constellation’s prior Canadian business, Constellation Brands Canada, Inc., which was a Canadian subsidiary of the Company during that time. From October 2009 until February 2016, he served as the Vice President, Corporate Development of the Company. Mr. Hankinson currently serves as the Company’s Senior Vice President, Corporate Development, a position he has been in since February 2016. In that role, he is responsible for leading all of the Company’s financial planning, reporting, and analysis activities, as well as all efforts related to mergers, acquisitions, ventures investments, and strategic alliances.

In connection with these events, the Human Resources Committee (the “Committee”) of the Company’s Board of Directors determined that it was appropriate to enter into an executive employment arrangement (“Employment Agreement”) with Mr. Hankinson, effective January 13, 2020. The form of Employment Agreement contains provisions concerning the term of employment, voluntary and involuntary termination, severance payments, and other termination benefits. The Employment Agreement is substantially similar to the employment agreements which the Company has entered into with other executive officers since 2010. The Employment Agreement will be effective January 13, 2020 and will supersede any previous arrangements between Mr. Hankinson and the Company or any of its affiliates. The term of the Employment Agreement runs from January 13, 2020 until February 28, 2021, provided that on February 28, 2021, and on each subsequent anniversary thereof, the term shall automatically be extended by the parties for an additional one-year period, until the Company gives Mr. Hankinson notice, not less than 180 days prior to February 28, 2021, or an anniversary thereof, of a decision not to extend the Employment Agreement for an additional one-year period.

The Employment Agreement provides for an initial annual base salary level for Mr. Hankinson in the amount of $575,000, which may be adjusted upwards by the Committee. He is also eligible to participate in the benefit plans that are generally made available to all executives of the Company. In the event that the Employment Agreement expires or his employment is terminated by him for a Good Reason Termination or by the Company for any reason other than a For Cause Termination (as each term is defined in the Employment Agreement), the Employment Agreement provides for: (a) a lump-sum cash payment equal to two (2) times his base salary as in effect on the termination date, plus two (2) times the average annual bonus paid to him over the prior three (3) most recently completed fiscal years; (b) a series of twenty-four (24) monthly payments equal to the monthly cost of medical and dental coverage; and (c) reasonable outplacement services for a period of eighteen (18) months.

In addition, the Employment Agreement contains restrictions upon Mr. Hankinson’s ability, during and after the period of employment, to use confidential information or trade secrets of the Company, to provide services that are competitive with the Company, and to solicit or induce employees to terminate their employment relationships with the Company.

The preceding description of the Employment Agreement is a summary and is qualified in its entirety by the approved Employment Agreement filed herewith as Exhibit 10.1, all of which is incorporated by reference herein.

There were no arrangements or understandings between Mr. Hankinson and any other person pursuant to which he was selected as an executive officer, and there have been no transactions since the beginning of the Company’s last fiscal year, nor are there any currently proposed transactions, regarding Mr. Hankinson that are required to be disclosed by Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure

On December 9, 2019, the Company issued a news release, a copy of which release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference, announcing a change in the Company’s senior management personnel.

References to Constellation’s website and/or other social media sites or platforms in the release do not incorporate by reference the information on such websites, social media sites or platforms into this Current Report on Form 8-K, and Constellation disclaims any such incorporation by reference. The information in the news release attached as Exhibit 99.1 is incorporated by reference into this Item 7.01 in satisfaction of the public disclosure requirements of Regulation FD. This information is “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and is not otherwise subject to the liabilities of that section. Such information may be incorporated by reference in another filing under the Securities Exchange Act of 1934 or the Securities Act of 1933 only if and to the extent such subsequent filing specifically references the information incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

For the exhibits that are furnished or filed herewith, see the Index to Exhibits immediately following.

INDEX TO EXHIBITS

Exhibit No.	Description

(10)	MATERIAL CONTRACTS

(10.1)	Executive Employment Agreement to be effective as of January 13, 2020, between Constellation Brands, Inc. and Garth Hankinson. *

(99)	ADDITIONAL EXHIBITS

(99.1)	News Release of Constellation Brands, Inc. dated December 9, 2019.

(104)	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Designates management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 9, 2019	CONSTELLATION BRANDS, INC.

	By:	/s/ David Klein
David Klein
Executive Vice President and Chief Financial Officer